[FORM OF OPINION]

                             Dechert Price & Rhoads
                              1775 Eye Street, N.W.
                              Washington, DC 20006

                                ___________, 2000

Pilgrim Mutual Funds
40 North Central Avenue, Suite 1200
Phoenix, Arizona 85004

     Re:  Pilgrim Mutual Funds, on behalf of Pilgrim Balanced Fund

Dear Sirs:

     We have acted as counsel to Pilgrim Mutual Funds, a Delaware business trust, (the "Company"), and we have a general familiarity with the Company's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of common stock by the Company in connection with the acquisition by Pilgrim Balanced Fund , a series of the Company, of the assets of Pilgrim Income & Growth Fund, a series of Pilgrim Mayflower Trust, and Pilgrim Balance Sheet Opportunities Fund, which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission.

     We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Company and such other instruments, documents and records as we have deemed necessary to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

     On the basis of the foregoing, it is our opinion that the shares of common stock of the Company being registered under the Securities Act of 1933 in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Company upon transfer of the assets of Pilgrim Income & Growth Fund and Pilgrim Balance Sheet Opportunities Fund pursuant to the terms of the Agreements and Plans of Reorganization included in the Registration Statement.

     We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

                                        Very truly yours,